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                                                                    Exhibit 2(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 4, 2002, relating to the financial statements of Cohen & Steers Advantage Income Realty Fund, Inc. as of December 31, 2001, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" "Independent Auditors" and "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
December 5, 2002